Exhibit 99.1
For Immediate Release
Phone: 609-561-9000
Investor Relations Contact: Stephen Clark x4260
Media Contact: Dan Lockwood x4108

March 31, 2011

SJG Receives NJBPU Approval to Extend Infrastructure Investment Program

Folsom, NJ – The New Jersey Board of Public Utilities has approved a proposal by South Jersey Gas, a subsidiary of South Jersey Industries (NYSE:SJI), to extend its Capital Investment Recovery Tracker program through October 2012. The program, which originally began in 2009, helps to accelerate planned capital expenditures that enhance the delivery of safe and reliable service and creates jobs.

“Since the implementation of our CIRT program two years ago, South Jersey Gas has invested over $100 million in incremental improvements to our natural gas system,” said Edward J. Graham, chairman, president and CEO of South Jersey Industries.  “Not only has this investment enhanced the performance and safety of our system, but it has created jobs and supported the local economy at a very difficult time. The extension of the CIRT program will enable us to continue to provide these benefits to our customers and the communities we serve,” continued Graham.

The program extension is consistent with Governor Christie’s focus on bolstering economic growth in New Jersey. SJG plans to spend $60.3 million to complete projects between now and the end of October 2012. These projects focus significantly on replacement of aging pipe and other system improvements designed to enhance the delivery of safe and reliable service to customers. SJG estimates that the extension of this program will create approximately 270 jobs directly related to the design and construction of these projects.

SJG will be able to recover the costs associated with these improvements through rate adjustments. As part of the program, SJG is able to earn a return of and a return on these infrastructure investments.

Forward-Looking Statement

This news release contains forward-looking statements. All statements other than statements of historical fact included in this press release should be considered forward-looking statements made in good faith by the Company and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this press release words such as “anticipate”, “believe”, “expect”, “estimate”, “forecast”, “goal”, “intend”, “objective”, “plan”, “project”, “seek”, “strategy” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. These risks and uncertainties include, but are not limited to, the following: general economic conditions on an international, national, state and local level; weather conditions in our marketing areas; changes in commodity costs; the timing of new projects coming online; changes in the availability of natural gas; “non-routine” or “extraordinary” disruptions in our distribution system; regulatory, legislative and court decisions; competition; the availability and cost of capital; costs and effects of legal proceedings and environmental liabilities; the failure of customers, suppliers or business partners to fulfill their contractual obligations; and changes in business strategies. SJI assumes no duty to update these statements should actual events differ from expectations.

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SJG CIRT Add 1

About South Jersey Industries
South Jersey Industries (NYSE: SJI) is an energy services holding company.  A member of the KLD Global Climate 100 Index, SJI offers solutions to global warming through renewable energy, clean technology and efficiency.  South Jersey Gas, one of the fastest growing natural gas utilities in the nation, strongly advocates energy efficiency while safely and reliably delivering natural gas in southern New Jersey. South Jersey Energy Solutions, the parent of SJI’s non-regulated businesses, provides innovative, environmentally friendly energy solutions that help customers control energy costs. South Jersey Energy acquires and markets natural gas and electricity for retail customers and offers energy-related services. Marina Energy develops and operates on-site energy projects.  South Jersey Resources Group provides wholesale commodity marketing and risk management services. South Jersey Energy Service Plus installs, maintains and services residential and commercial heating, air conditioning and water heating systems; services appliances; installs solar systems; provides plumbing services and performs energy audits. For more information about SJI and its subsidiaries, visit www.sjindustries.com.
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